SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2481 Manana Drive Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on June 17, 2021, the following matters were submitted to the vote of the shareholders, with the results of voting on each such matter as set forth below.

Proposal 1

Each of the Registrant’s nominees was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

	Number of Shares Voted
Name	For	Against	Abstain	Broker Non- Vote
James Chambers	32,659,914	50,840	44,084	5,378,226
Hamish A. Dodds	31,796,036	914,964	43,838	5,378,226
Michael J. Griffith	31,638,467	1,072,470	43,901	5,378,226
John C. Hockin	32,668,985	40,622	45,231	5,378,226
Brian A. Jenkins	31,792,760	918,463	43,615	5,378,226
Patricia H. Mueller	31,632,727	1,078,785	43,326	5,378,226
Atish Shah	32,667,038	43,495	44,305	5,378,226
Kevin M. Sheehan	29,866,264	2,822,814	65,760	5,378,226
Jennifer Storms	31,707,477	1,004,236	43,125	5,378,226

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2022 was approved. The results were as follows:

For	Against	Abstain
38,018,398	67,993	46,673

Proposal 3

The proposal on the Registrant’s executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
31,739,570	960,646	54,622	5,378,226

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: June 17, 2021	By:	/s/ Robert W. Edmund
Robert W. Edmund
General Counsel, Secretary and
Senior Vice President of Human Resources